                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          POWERWAVE TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                              11-2723423
        -----------------------                 ---------------------
        (State of Incorporation                     (IRS Employer
           or Organization)                       Identification No.)


            2026 McGaw Avenue
            Irvine, California                           92614
    ----------------------------------------    ---------------------
    (Address of Principal Executive Offices)           (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                       Name of each exchange on which
  to be so registered                       each class is to be registered
  -------------------                       ------------------------------

       None                                           Not applicable



Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.0001 par value
                        -------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         See "Description of Capital Stock" and "Shares Eligible for Future Sale" in the preliminary prospectus of the Registrant, incorporated by reference from the Registration Statement on Form S-1 of Registrant, Registration No. 333-13679, filed with the Securities and Exchange Commission on October 8, 1996, and amended on October 28, 1996, November 12, 1996 and December 3, 1996.

Item 2.  Exhibits
         --------

         The following documents included as exhibits, as indicated, to Registrant's Registration Statement on Form S-1, Registration No. 333-13679, filed with the Securities and Exchange Commission on October 8, 1996, and amended on October 28, 1996, November 12, 1996 and December 3, 1996.

                                                                                  Form S-1 Exhibit
                       Exhibit Description                                             Number
                       -------------------                                        ----------------
Certificate of Incorporation of the Registrant                                             3.1

Form of Amended and Restated Certificate of Incorporation of the Company                   3.2

Bylaws of Registrant, as currently in effect                                               3.3

Stockholders' Agreement, dated October 10, 1995, among the Company and                     4.1
certain shareholders

Amendment No. 1 to Stockholders' Agreement, dated November 8, 1996, among                  4.2
the Company and certain shareholders

Milcom International, Inc. 1995 Stock Option Plan (the "1995 Plan")                       10.1

Form of Stock Option Agreement for 1995 Plan                                              10.2

Amendment No. 1 to the 1995 Stock Option Plan                                             10.3

Powerwave Technologies, Inc. 1996 Stock Incentive Plan (the "1996 Plan")                  10.4

Form of Stock Option Agreement for 1996 Plan                                              10.5

Form of Restricted Stock Option Agreement for 1996 Plan                                   10.6

Powerwave Technologies, Inc. 1996 Director Stock Option Plan (the "Director Plan")        10.7

Form of Stock Option Agreement for Director Plan                                          10.8

Powerwave Technologies, Inc. Employee Stock Purchase Plan                                 10.9

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              POWERWAVE TECHNOLOGIES, INC.



                                              By: /s/ KEVIN T. MICHAELS
                                                 --------------------------
                                                 KEVIN T. MICHAELS
                                                 Chief Financial Officer


                                              Dated:  December  3 , 1996
                                                               ---


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